                                                                    EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-55482) pertaining to the Celtrix Pharmaceuticals, Inc. 1991 Stock Option Plan and 1991 Directors' Stock Option Plan, in the Registration Statement (Form S-8 No. 33-42703) pertaining to the Celtrix Pharmaceuticals, Inc. 1991 Stock Option Plan, 1991 Employee Stock Purchase Plan, and 1991 Directors' Stock Option Plan and in the Registration Statements (Form S-3 No. 33-66008 and No. 333-27263) of Celtrix Pharmaceuticals, Inc. of our report dated May 28, 1999, with respect to the consolidated financial statements of Celtrix Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended March 31, 1999, filed with the Securities and Exchange Commission.



                                                  /s/ ERNST & YOUNG LLP



Palo Alto, California
June 29, 1999